UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2020

Oshkosh Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin		54903-2566
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (920) 502-3009

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	OSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 23, 2020, Oshkosh Corporation (the “Company”) committed to a series of restructuring activities within its Commercial segment. On that day, the Company announced that it will cease production of rear discharge concrete mixers at its Dodge Center, Minnesota facility and relocate it to other concrete mixer factories in North America. The Dodge Center factory will focus on refuse collection vehicle manufacturing. The Company believes both product lines will benefit from focused facilities. The Company intends to cease all concrete mixer operations in Dodge Center by December 31, 2020. In addition, the Commercial segment-initiated reductions in its salaried workforce in response to the ongoing COVID-19 pandemic.

Under these plans, the Company expects to incur cash charges related to severance costs and other employment-related benefits of approximately $2 million in the third quarter of fiscal 2020, accelerate depreciation of assets with a net book value of approximately $7 million and incur approximately $4 million of other costs. Total charges resulting from these actions of $9 million in fiscal 2020 and $4 million in fiscal 2021 are preliminary and the Company expects to finalize the amounts of the charges resulting from these actions in the next several weeks, so actual amounts may be slightly different.

Item 8.01 Other Events.

On July 20, 2020, the Company sold Concrete Equipment Company, Inc. (CON-E-CO), a subsidiary of the Company in its Commercial segment that manufactured concrete batch plants, to Astec Industries, Inc. The parties did not disclose terms of the transaction, which will not have a material impact on the Company’s financial condition or results of operations.

This Current Report on Form 8-K contains “forward-looking statements” regarding expectations about the Company’s restructuring actions, including expected costs and timing. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan,” or the negative thereof or variations thereon or similar terminology. The Company cannot provide any assurance that such expectations will prove to have been correct. Factors that could affect these forward-looking statements include but are not limited to potential delays or failure to implement specific initiatives within the restructuring program; technical difficulties in relocating and reorganizing operations; uncertainties concerning amounts of related charges; and failure to achieve expected organizational and operational efficiencies. Such forward-looking statements speak only as of the date of this Report. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Please also refer to the Company’s other filings with the U.S. Securities and Exchange Commission for other risk factors in the Company’s business, including those disclosed in “Risk Factors” in the Company’s Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: July 23, 2020	By:	/s/ Michael E. Pack
Michael E. Pack
Executive Vice President and
Chief Financial Officer

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